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                                                                  EXHIBIT 10(o)

                                 LOAN AGREEMENT



       It is hereby agreed that effective the date set forth below, ClearWorks.net, Inc., a Delaware Corporation whose principal office is located at 2450 Fondren, Suite 200, Houston, Texas 77063, hereinafter referred to as the "Borrower", and Michael T. McClere and his assigns, heirs, executors and administrators, hereinafter referred to as the "Lender", that Borrower will borrow from Lender and Lender will lend to Borrower, pursuant to the following terms, conditions and provisions:

       1. AMOUNT: The Original principal sum of the Loan shall be One Hundred Fifty Thousand Dollars and no/100 Cents ($150,000.00)

       2. TERM OF LOAN: This loan is payable on demand, but if no demand, then on or before January 9, 2000, in one installment of principal and accrued interest.

       3. INTEREST RATE: This Loan shall bear interest at the rate of 1.0% per cent per month prior to maturity. Upon maturity, however, the Loan shall bear interest at the highest rate provided by law. Interest shall be computed on a 365 day calendar year or monthly computation based on actual days during the calendar month. Interest shall be compounded monthly as it accrues. Provided, there is no intention or agreement to charge usurious interest, and any usurious interest shall be rebated to the Borrower upon determination of the highest amount of interest provided by law.

       4. COSTS: Borrower shall pay all reasonable costs incurred by Lender incident to this Loan, including filing fees with Government agencies or offices, delivery charges, copy charges and attorneys fees for the preparation of the Loan documents.

       5. DEFAULT: On default in the payment of this Loan or in the performance of any obligation in any instrument securing or collateral to it, this Loan and all obligations in all instruments securing or collateral to it shall become immediately due at the election of Lender. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notice of acceleration of maturity, protests, and notices of protest. This Loan is not to be deemed a purchase of the Receivable.

       6.     MISCELLANEOUS:

       a. NOTICES. Except as otherwise provided, any notices or other communications required or permitted to be given pursuant to this Loan Agreement shall be in writing and shall be considered as properly given if mailed by first-class United States mail properly addressed, postage prepaid, registered or certified, with return receipt requested, or by prepaid telegram or by facsimile transmission if receipt is acknowledged by the addressee. Notice so mailed shall be effective upon the expiration of three business days after its deposit. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the address of each party shall be the address set forth above; provided, however, that each party shall have the right to change his respective address for notices hereunder to another location(s) within the continental United States by giving 30 days' written notice to the other party in the manner set forth hereinabove.

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       b.     APPLICABLE LAW. This Agreement, and the obligations of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Texas and the substantive laws of the United States of America.

       c. BINDING EFFECT. This Loan Agreement and the terms, provisions and conditions hereof, shall be binding upon and shall inure to the benefit of the parties, their respective legal representatives, heirs, successors and assigns; provided, however, that nothing contained herein shall negate or diminish the restrictions set forth in this Loan Agreement. This Agreement shall not be for the benefit of any third party who is not a signatory hereof or assignee by written instrument.

       d. ENTIRE AGREEMENT. This Loan Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated, cancelled or superseded. THIS WRITTEN LOAN AGREEMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       e. AMENDMENT. This Loan Agreement may be modified or changed, subject to the other provisions of this Loan Agreement, only by setting same forth in a written instrument executed by all parties. Any such amendments, variations, modifications or changes shall not be effective and binding upon the parties until such written instrument is executed by all parties hereto, or their successors-in-interest.

       f. COUNTERPART ORIGINALS. This Loan Agreement may be executed in several counterparts, each of which shall be deemed in original, but all of which shall constitute one and the same instrument. In addition, this Loan Agreement may contain more than one counterpart of the Signature Page and this Loan Agreement may be executed by affixing the signatures of each of the parties to one of such counterpart Signature Pages; all of such counterpart Signature Pages shall be read as though one, and they shall have the same force and effect as though all signers had signed a single Signature Page.

       g. SEVERABILITY. This Loan Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Loan Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Loan Agreement and the application of such provision to the other persons or circumstances shall not be effected thereby, but rather shall be enforced to the greatest extent permitted by law.

       h.     TIME OF THE ESSENCE. Time is of the essence of this Loan
              Agreement.

       i. WAIVER. Any waiver as to any of the terms or conditions of this Loan Agreement shall not operate as a future waiver of the same terms and conditions or prevent the future enforcement of any of the terms and conditions hereof.

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       j.     CAPTIONS. Captions and headings of sections, paragraphs of subparagraphs of this Loan Agreement are solely for the convenience of the parties and are not a part of this Loan Agreement, and shall not be used in the interpretation of determination of the conditions of this Loan Agreement or any provision hereof.

       k. EXECUTION OF ADDITIONAL DOCUMENTS. The Loan will be evidenced by a Promissory Note in form satisfactory to Counsel for Lender, bearing usual clauses for default and attorneys fees. Each party hereto agrees to execute, within ten days after notice, such other documents, instruments or written evidence of conveyance or assignment as shall be reasonably required or appropriate to perfect or evidence any conveyance or assignment of any asset or instrument conveyed or assigned herein.

       l. ATTORNEYS FEES. In the event of a dispute or breach or default hereunder, which result in the commencement or judicial litigation or commercial arbitration, the successful party shall be entitled to receive from the unsuccessful party, any and all reasonable attorneys fees, court costs and expenses incurred by the successful party.

              EXECUTED at Houston, Texas, this December 9, 1999.

BORROWER                                          LENDER

ClearWorks.net, Inc.                              Michael T. McClere

By:
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Name:
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Title:
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Date:
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